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                                                                   EXHIBIT 10.23


NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NO SHARES OF THE BANK'S STOCK SHALL BE ISSUED PURSUANT HERETO UNLESS THE BANK'S 1991 STOCK OPTION PLAN SHALL HAVE FIRST BEEN APPROVED BY THE SHAREHOLDERS OF THE BANK HOLDING NOT LESS THAN A MAJORITY OF THE OUTSTANDING SHARES OF THE BANK'S COMMON STOCK REPRESENTED AND VOTING AT A MEETING OF SHAREHOLDERS AND BY A MAJORITY OF THE DISINTERESTED SHARES REPRESENTED AND VOTING AT THE MEETING.

                                   PLUMAS BANK
                      NON-QUALIFIED STOCK OPTION AGREEMENT

        THIS AGREEMENT, dated the 18th day of November, 1998, entered into by and between Plumas Bank (the "Bank"), and Jerry Fletcher ("Optionee");

        WHEREAS, pursuant to the 1991 Stock Option Plan of the Bank (the "Plan"), a copy of which is hereto attached, the Board of Directors of the Bank (or the Stock Option Committee, if authorized by the Board of Directors) has authorized granting to Optionee a stock option to purchase all or any part of One Thousand Four Hundred Forty (1,440) authorized but unissued shares of the Bank's Common Stock for cash at the price of Sixteen Dollars and Seventy Three Cents ($16.73) per share, such option to be for the term and upon the terms and conditions hereinafter stated;

        NOW, THEREFORE, it is hereby agreed:

        1. Grant of Option. Pursuant to said action of the Board of Directors (or the Stock Option Committee) and pursuant to authorizations granted by all appropriate regulatory and governmental agencies, the Bank hereby grants to Optionee the option to purchase, upon and subject to the terms and conditions of the Plan, which is incorporated in full herein by this reference, all or any part of One Thousand Four Hundred Forty (1,440) shares of the Bank's Common Stock (hereinafter called "stock") at the price of Sixteen Dollars and Seventy Three Cents ($16.73) per share, which price is not less than 100% of the fair market value of the stock as of the date of action of the Board of Directors (or the Stock Option Committee) granting this option.

        2. Exercisability. This option shall be exercisable as to 288 on November 18, 1999, 288 on November 18, 2000, 288 on November 18, 2001, 288 on
November 18, 2002, 288 on November 18, 2003. This option shall remain exercisable as to all of such shares until November 18, 2008 (but not after the expiration of ten (10) years from the date this option is granted) unless this option has expired or terminated earlier in



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accordance with the provisions hereof. Shares as to which this option becomes exercisable pursuant to the foregoing provision may be purchased at any time prior to expiration of this option.

        3. Exercise of Option. This option may be exercised by written notice delivered to the Bank stating the number of shares with respect to which this option is being exercised, together with cash in the amount of the purchase price of such shares. Not less than ten (10) shares may be purchased at any one time unless the number purchased is the total number which may be purchased under this option and in no event may the option be exercised with respect to fractional shares. Upon exercise, Optionee shall make appropriate arrangements and shall be responsible for the withholding of any federal and state taxes then due.

        4. Cessation of Employment or directorship. Except as provided in Paragraphs 2 and 5 hereof, if Optionee shall cease to be employed or cease to be a director of the Bank or a subsidiary corporation for any reason other than Optionee's death or disability, this option shall expire 90 days thereafter. During the 90 day period this option shall be exercisable only as to those installments, if any, which had accrued as of the date when the Optionee ceased to be employed by or ceased to be a director of the Bank or the subsidiary corporation.

        5. Termination of Employment or Directorship for Cause. If Optionee's employment or directorship with the Bank or a subsidiary corporation is terminated for cause, this option shall expire immediately, unless reinstated by the Board of Directors within thirty (30) days of such termination by giving written notice of such reinstatement to Optionee at his last known address. In the event of such reinstatement, Optionee may exercise this option only to such extent, for such time, and upon such terms and conditions as if Optionee had ceased to be employed by or to be a director of the Bank or a subsidiary corporation upon the date of such termination for a reason other than cause, death or disability. Termination for cause shall include, but not be limited to, termination for malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith.

        6. Nontransferability; Death or Disability of Optionee. This option shall not be transferable except by Will or by the laws of descent and distribution and shall be exercisable during Optionee's lifetime only by Optionee. If Optionee dies while employed by or while being a director of the Bank or a subsidiary corporation, or during the 90 day period referred to in Paragraph 4 hereof, this option shall



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expire one (1) year after the date of Optionee's death or on the day specified in Paragraph 2 hereof, whichever is earlier. After Optionee's death but before such expiration, the persons to whom Optionee's rights under this option shall have passed by Will or by the applicable laws of descent and distribution or the executor or administrator of Optionee's estate shall have the right to exercise this option as to those shares for which installments had accrued under Paragraph 2 hereof as of the date on which Optionee ceased to be employed by or ceased to be a director of the Bank or a subsidiary corporation. If the Optionee terminates his employment or directorship because of a disability, the Optionee may exercise this option to the extent he or she is entitled to do so at the date of termination, at any time within one year of the date of termination, or before the expiration date specified n paragraph 2 hereof, whichever is earlier.

        7. Employment. This Agreement shall not obligate the Bank or a subsidiary corporation to employ Optionee for any period, nor shall it interfere in any way with the right of the Bank or a subsidiary corporation to reduce Optionee's compensation.

        8. Privileges of Stock Ownership. Optionee shall have no rights as a stockholder with respect to the Bank's stock subject to this option until the date of issuance of stock certificates to Optionee. Except as provided in the Plan, no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificates are issued.

        9. Modification and Termination by Board of Directors. The rights of Optionee are subject to modification and termination upon the occurrence of certain events as provided in Sections 13 and 14 of the Plan.

        10. Notification of Sale. Optionee agrees that Optionee, or any person acquiring shares upon exercise of this option, will notify the Bank not more than five (5) days after any sale or other disposition of such shares. No shares issuable upon the exercise of this option shall be issued and delivered unless and until all applicable requirements Of California and federal law pertaining to the issuance and sale of such shares, and all applicable listing requirements of the securities exchanges, if any, on which shares of the Bank of the same class are then listed shall have been complied with.

        11. Notices. Any notice to the Bank provided for in this Agreement shall be addressed to it in care of its President or Chief Financial Officer at its main office and any notice to Optionee shall be



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addressed to Optionee's address on file with the Bank or a subsidiary corporation, or to such other address as either may designate to the other in writing. Any notice shall be deemed to be duly given if and when enclosed in a properly sealed envelope and addressed as stated above and deposited, postage prepaid, with the United States Postal Service. In lieu of giving notice by mail as aforesaid, any written notice under this Agreement may be given to Optionee in person, and to the Bank by personal delivery to its President or Chief Financial Officer.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

OPTIONEE                                  PLUMAS BANK

By  /s/ JERRY W. FLETCHER                 By  /s/ JERRY V. KEHR
    ----------------------                  ------------------------------------
    Jerry  Fletcher                         Jerry V. Kehr Chairman of the Board


                                          By  /s/ ROBERT SCHOENSEE
                                            ------------------------------------
                                             Robert Schoensee, Vice Chairman
                                             Of the Board



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                       FIRST AMENDMENT TO THE PLUMAS BANK
                          1991 STOCK OPTION AGREEMENT


This First Amendment to the Plumas Bank 1991 Stock Option Agreement is entered into by and between Jerry Fletcher ("Optionee") and Plumas Bank on December
5, 2000 for the purpose of amending the option agreement ("Option") by and between Optionee and Plumas Bank entered into on August 21, 1991.

WHEREAS, the Plumas Bank 1991 Stock Option Plan ("1991 Plan") previously only allowed for stock option exercises by the payment of cash, and has since been amended to allow the exercise of stock options by the delivery of existing shares of Plumas Bank stock held by the option.

NOW, THEREFORE, the Optionee and the Bank agree to the amendment of the Option as follows:

1. AMENDMENT OF SECTION 3. The first sentence in Section 3 shall be amended in the entirety to read as follows:

          This option may be exercised by written notice delivered to the Bank stating the number of shares with respect to which this option is being exercised, together with the purchase price in cash or subject to applicable law, with Bank common stock previously acquired by the optionee and held by the optionee for a period of at least six months.

2. AMENDMENT OF SECTION 3. A new sentence shall be added after the sentence in the aforementioned amendment to read in the entirety as follows:

          The equivalent dollar value of shares used to effect a purchase shall be the fair market value of the shares on the date of the exercise.


PLUMAS BANK                                   OPTIONEE

/s/ W. E. ELLIOTT                             /s/ JERRY W. FLETCHER
------------------------------------          ---------------------------
William E. Elliott, President & CAO           Jerry Fletcher




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